Exhibit 99.1

INDEX OF FINANCIAL STATEMENTS

Description	Page Number

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at May 20, 2011	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Columbia Banking System, Inc.

Tacoma, Washington

We have audited the accompanying statement of assets acquired and liabilities assumed by Columbia State Bank (the “Bank”), a wholly owned subsidiary of Columbia Banking System, Inc. (the “Company”), pursuant to the Purchase and Assumption Agreement, dated May 20, 2011, executed by the Bank with the Federal Deposit Insurance Corporation. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such statement of assets acquired and liabilities assumed by Columbia State Bank pursuant to the Purchase and Assumption Agreement, dated May 20, 2011, is presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statement, the amounts recognized in the financial statement for acquired loans and the related indemnification asset are provisional.

/s/ Deloitte & Touche LLP

Seattle, Washington

August 5, 2011

Statement of Assets Acquired and Liabilities Assumed

May 20, 2011
(in thousands)
Assets
Cash and due from banks	$1,837
Interest-earning deposits with banks and federal funds sold	14,198
Investment securities	871
Federal Home Loan Bank stock	406
Acquired loans	71,452
Accrued interest receivable	429
Premises and equipment	42
FDIC receivable	6,984
Other real estate owned	2,671
Goodwill	3,770
Core deposit intangible	509
FDIC indemnification asset	27,174
Other assets	786

Total assets acquired	$131,129

Liabilities
Deposits	$123,279
Federal Home Loan Bank advances	7,772
Accrued interest payable	71
Other liabilities	7

Total liabilities assumed	$131,129

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Columbia Banking System, Inc. (the “Corporation”) is the holding company for Columbia State Bank (the “Bank”). The Bank provides a full range of financial services through 93 branch offices, including 68 in the State of Washington and 25 in Oregon. Because the Bank comprises substantially all of the business of the Corporation, references to the “Company” mean the Corporation and the Bank together.

The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and practices in the financial services industry.

As described in Note 2, the Bank acquired certain assets and assumed certain liabilities of the former Summit Bank in a Federal Deposit Insurance Corporation (“FDIC”)-assisted transaction (the “SB Acquisition”) on May 20, 2011. The acquisition of the net assets of Summit Bank constitutes a business acquisition as defined by the Business Combinations topic of the Financial Accounting Standards Board Accounting Standards Codification (the “FASB ASC”). The Business Combinations topic establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired and the liabilities assumed. Accordingly, the estimated fair values of the acquired assets, including the FDIC indemnification asset and identifiable intangible assets, and the assumed liabilities in the SB Acquisition were measured and recorded at the May 20, 2011 acquisition date. The initial accounting for acquired loans and the related indemnification asset for the Summit Bank acquisition was incomplete as of August 5, 2011. The amounts currently recognized in the Statement of Assets Acquired and Liabilities Assumed have been determined provisionally as we are completing a fair value analysis of those assets utilizing an income approach.

Fair Value of Assets Acquired and Liabilities Assumed

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed.

Cash and cash equivalents - Cash and cash equivalents include cash and due from banks, and interest-earning deposits with banks and the Federal Reserve Bank. Cash and cash equivalents have a maturity of 90 days or less at the time of purchase. The fair value of financial instruments that are short-term or re-price frequently and that have little or no risk are considered to have a fair value equal to carrying value.

Investment securities - The fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies.

Federal Home Loan Bank stock - The fair value of acquired Federal Home Loan Bank (“FHLB”) stock was estimated to be its redemption value, which is also the par value. The FHLB requires member banks to purchase its stock as a condition of membership and the amount of FHLB stock owned varies based on the level of FHLB advances outstanding. This stock is generally redeemable and is presented at the par value.

Loans - At the May 20, 2011 acquisition date, we estimated the fair value of the SB Acquisition loan portfolio, substantially all of which is subject to the FDIC shared-loss agreements, at $71.5 million. We utilized the market approach to estimate fair value. In this approach, acquired loans with similar risk characteristics and cash flow terms were aggregated and valued as loan pools. Fair value of each resulting loan pool was then estimated utilizing comparable market transactions for recently completed acquisitions in the Pacific Northwest.

Other real estate owned - Other real estate owned is presented at its estimated fair value and is also subject to the FDIC shared-loss agreements. The fair values were determined using expected selling price and date, less selling and carrying costs, discounted to present value.

Goodwill - Goodwill in the amount of $3.8 million was recorded in connection with the SB Acquisition. Goodwill represents the excess of the estimated fair value of the liabilities assumed over the estimated fair value of the assets acquired and is influenced significantly by the FDIC-assisted transaction process.

Core deposit intangible - In determining the estimated life and fair value of the core deposit intangible, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, and age of the deposit relationships. Based on this valuation, the core deposit intangible asset will be amortized over the projected useful lives of the related deposits on an accelerated basis over 10 years.

FDIC indemnification asset - The FDIC indemnification asset is measured separately from each of the covered asset categories as it is not contractually embedded in any of the covered asset categories. For example, the FDIC indemnification asset related to estimated future loan losses is not transferable should we sell a loan prior to foreclosure or maturity. The fair value of the FDIC indemnification asset was estimated utilizing an intrinsic value approach. In this approach, we analyzed the combined loan and loss share fair value associated with recently completed FDIC-assisted transactions. Such transactions included a combined valuation of approximately 90% of the loan portfolios, implying an intrinsic value of 25%, or $27.2 million, for the indemnification asset.

Deposit liabilities - The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow method that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits.

Borrowings - The fair values for FHLB advances are estimated using a discounted cash flow method based on the current market rates.

Clawback liability – Approximately ten years following the acquisition date, the Bank is required to make a payment to the FDIC in the event that losses on covered assets under the shared-loss agreements have been less than a certain threshold level. The fair value of this potential liability was estimated to be $0 on the acquisition date.

Use of Estimates

Management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about market participant expectations regarding discount rates, expected cash flows including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the assets acquired and liabilities assumed in the SB Acquisition. Actual results could differ from those estimates. Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition, and deposit attrition.

2.	FDIC-ASSISTED ACQUISITION

On May 20, 2011 the Bank acquired certain assets and assumed certain liabilities of Summit Bank from the FDIC in an FDIC-assisted transaction. As part of the Purchase and Assumption Agreement, the Bank and the FDIC entered into shared-loss agreements (each, a “shared-loss agreement” and collectively, the “shared-loss agreements”), whereby the FDIC will cover a substantial portion of any future losses on loans (and related unfunded loan commitments), other real estate owned (“OREO”) and accrued interest on loans for up to 90 days. We refer to the acquired loans and OREO subject to the shared-loss agreements collectively as “covered assets.” Under the terms of the shared-loss agreements, the FDIC will absorb 80% of losses and share in 80% of loss recoveries on covered assets. The shared-loss provisions of the agreement for commercial and single family residential mortgage loans is in effect for five years and ten years, respectively, from the May 20, 2011 acquisition date and the loss recovery provisions for such loans are in effect for eight years and ten years, respectively, from the acquisition date.

The Bank purchased certain assets of Summit Bank from the FDIC including (at fair value) approximately $71.5 million in loans, $16.0 million of cash and cash equivalents, $2.7 million of OREO, and $871 thousand in investment securities. The Bank also assumed liabilities with fair value of approximately $123.3 million in deposits and $7.8 million in FHLB advances. Summit Bank was a Washington state chartered bank headquartered in Burlington, Washington that operated three branch locations in the State of Washington. We made this acquisition to expand our geographic footprint.

The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method). The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the May 20, 2011 acquisition date. The application of the acquisition method of accounting resulted in the recognition in $3.8 million of goodwill. A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the goodwill are as follows:

May 20, 2011
(in thousands)
Summit Bank’s net assets acquired per Agreement	$1,826
FDIC receivable	6,984
Fair value adjustments
Loans	(38,384)
Core deposit intangible	509
FDIC indemnification asset	27,174
Other real estate owned	(1,727)
Other assets	(117)
Time deposits	17
Federal Home Loan Bank advances	(52)

Goodwill to be recognized from Summit Bank Acquisition	$3,770

Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer. In the SB Acquisition as shown in the above table, net assets of $1.8 million and a cash payment due from the FDIC of $6.9 million were transferred to us.

The Bank did not immediately acquire all the real estate, banking facilities, furniture or equipment of Summit Bank as part of the Purchase and Assumption Agreement. However, the Bank has the option to purchase or lease the real estate and furniture and equipment from the FDIC. The term of this option expires 90 days after May 20, 2011, unless extended by the FDIC. Acquisition costs of the real estate and furniture and equipment will be based on current appraisals and determined at a later date.

3.	INVESTMENT SECURITIES AND FHLB STOCK

The Bank acquired $871 thousand of investment securities at estimated fair market value in the SB Acquisition. The acquired securities were predominantly U.S. Treasury and U.S. Government agency and sponsored enterprise mortgage-backed securities and collateralized mortgage obligations. The Bank also acquired $406 thousand in FHLB stock. The fair value of investment securities acquired is as follows:

May 20, 2011
(in thousands)
U.S. Government agency and sponsored enterprise mortgage-backed securities and collateralized mortgage obligations	$134
State and municipal securities	737

Investment securities	$871

Investment securities have contractual terms to maturity and require periodic payments to reduce principal. In addition, expected maturities may differ from contractual maturities because obligors and/or issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The estimated fair value of debt securities at May 20, 2011 is shown below by contractual maturity.

Fair Value
(in thousands)
Due through one year	$150
Due after one but within five years	133
Due after five but within ten years	472
Due after ten years	116

Total	$871

4.	Acquired Loans

The composition of acquired loans at May 20, 2011 is as follows:

	May 20, 2011
	Amount	% of loans
	(dollars in thousands)
Commercial business	$61,725	56%
Real estate:
One-to-four family residential	9,245	8%

Commercial and five or more family residential properties	17,145	16%

Total real estate	26,390	24%
Real estate construction:
One-to-four family residential	7,119	6%

Commercial and five or more family residential properties	2,806	3%

Total real estate construction	9,925	9%
Consumer	11,796	11%

Acquired loans	$109,836	100%

Total discount resulting from acquisition date fair value	(38,384)

Net acquired loans	$71,452

At the May 20, 2011 acquisition date, we estimated the fair value of Summit Bank’s loan portfolio, substantially all of which is subject to the shared-loss agreements to be $71.5 million. The loans acquired in the SB Acquisition are recorded at their fair value at acquisition date.

Loans purchased with evidence of credit deterioration since origination for which it is probable that all contractually required payments will not be collected are accounted for under Accounting Standards Codification (“ASC”) 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, formerly SOP 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer. In situations where such loans have similar risk characteristics, loans are aggregated into pools to estimate cash flows. A pool is accounted for as a single asset with a single interest rate, cumulative loss rate, and cash flow expectation. Subsequent to the acquisition date, any increases in expected cash flows are prospectively recorded as interest income and any decreases in expected cash flows are recognized by recording an allowance for losses on acquired loans. Any disposals of loans, including sales of loans, payments in full or foreclosures result in the removal of the loan from the loan pool at the carrying amount. The Company elected to account for all loans acquired in the SB Acquisition under ASC 310-30.

5.	DEPOSITS

Deposit liabilities assumed were composed of the following at May 20, 2011:

	May 20, 2011
	Amount	Wtd Avg. Rate
	(dollars in thousands)
Demand and other noninterest-bearing	$7,476
Interest-bearing demand	3,105	0.45%
Money market	6,537	0.85%
Savings	5,305	0.66%
Time deposits:
Less than $100,000	73,476	1.36%
$100,000 or greater	27,397	1.46%
Time deposits fair value adjustment	(17)

Total deposits	$123,279

At May 20, 2011, scheduled maturities of time deposits were as follows:

Years Ending December 31,	May 20, 2011
(in thousands)
2011	$36,707
2012	45,868
2013	9,365
2014	1,479
2015	3,895
Thereafter	3,559

Total	$100,873

We recorded a $509 thousand core deposit intangible with an estimated 10-year life. The estimated amortization expense for the remainder of 2011 and for the subsequent five years is as follows:

Years Ending December 31,	Estimated Amortization Expense
(in thousands)
2011	$46
2012	88
2013	79
2014	69
2015	60
Thereafter	167

Total	$509

6.	BORROWINGS

The FHLB advances acquired at May 20, 2011 are term advances and were secured by a blanket lien on eligible loans. We may repay the advances at any time with a prepayment penalty. Of the $7.8 million in outstanding advances at May 20, 2011, $2.2 million matured and were repaid during June 2011.

The following table summarizes the FHLB advances outstanding and weighted average interest rate at May 20, 2011:

	May 20, 2011
Year of Maturity	Amount	Wtd Avg. Rate
	(dollars in thousands)
2011	$6,220	1.44%
2013	1,500	2.38%

Total	7,720
Fair value adjustment	52

Total	$7,772